                                    AGREEMENT


        AGREEMENT made by and between TEAM TECHNOLOGIES, INC. ("Team") and OPTIVA CORPORATION ("Optiva").

        WHEREAS, Team is to manufacture certain brushes for Optiva, and

        WHEREAS, Optiva desires the option, under certain circumstances, to purchase the machinery used to manufacture said products;

        IT IS, THEREFORE, AGREED:

        1. Team hereby grants to Optiva a security interest in Team's equipment and machinery specified in paragraph 2 below.

        2. Upon the occurrence of any of the events listed in paragraph 3 below, Optiva shall have the exclusive option to purchase from Team Team's interest in any or all of the equipment and machinery used by Team to manufacture brushes for Optiva, including the following:

                (a)     ZT-2000 integrated system.

                (b)     TC-40 end-rounding equipment.

                (c)     Zaboransky Z1E and/or ZT1 equipment.

                (d) All accessories, control and support systems related to those items listed in paragraphs (a), (b) and (c) above.

        Team acknowledges that the equipment and components listed in Exhibit A attached hereto are already, and continue to be, the property of Optiva.

        3. Optiva shall have the option to purchase said equipment and machinery only upon the occurrence of one of the following events:

               (a) Major financial difficulties at Team which cause Team to be unable to continue normal operations in connection with its manufacture of products for Optiva.

               (b) Sale of all, or substantially all, of the assets of Team. For purposes of this subparagraph (b), the equipment and machinery identified in paragraph 2 shall not be considered.

               (c) Significant and continuous operational difficulties or quality problems that seriously threaten Optiva's production processes or product reputation. If Optiva claims that such difficulty or problem exists, it shall give Team written notice of the difficulty or problem. The event set forth in this paragraph (c) shall grant Optiva the option to purchase only if Team is unable to correct the difficulty or problem with a reasonable time after receipt of written notice.

               (d) Mutual agreement between Team and Optiva to sell said equipment and machinery to Optiva.

               (e) Change in ownership or control of Team, which shall be deemed to occur if greater than thirty percent (30%) of the capital stock of Team is acquired by one or more third parties within any twelve (12) consecutive month period.

        If Optiva and Team are unable to agree as to whether any of the above-described events has occurred, the issue may be submitted by either party to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, for decision by one arbitrator. Either party may demand expedited arbitration, in which case the arbitration hearing shall occur within thirty (30) days after demand, the arbitration hearing shall be limited to five (5) days, and the arbitrator shall render his/her decision within ten (10) days after the conclusion of the hearing. Any arbitration pursuant to this provision shall take place in Tennessee.

        4. Upon the occurrence of any of the events in paragraphs 3 above, Optiva shall have the option, for forty-five (45) days after the occurrence of said event, to purchase any or all of the equipment and machinery listed in paragraph 2 above. This option shall be exercised as follows:

               (a) Within said forty-five (45) day period Optiva shall give written notice of its exercise of the option to Team by registered or certified mail, return receipt requested.

               (b) Optiva shall pay the purchase price in full to Team within fifteen (15) days after the exercise of the option, and Team shall concurrently execute a bill of sale and deliver possession of the equipment and machinery to Optiva. At either party's option, an escrow agent may be used to effectuate the transaction described herein, and at either party's option, said escrow agent may be directed to pay any tax or trade creditors of Team from the purchase price.

               (c) Any equipment and machinery purchased by Optiva from Team pursuant to this Agreement shall be conveyed by Team to Optiva free of all liens and claims, and with a warranty by Team to Optiva to said effect. Team agrees to


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

indemnify and hold Optiva harmless from any claims made by any of Team's creditors in connection with any of Team's debts.

        5. If Optiva exercises the option to purchase, the purchase price shall be the fair market value (to be determined by appraisal if the parties cannot agree) at the time of sale to Optiva.

        6. After the purchase of said equipment and machinery by Optiva, Team shall if requested by Optiva provide to Optiva on-site training in operation and maintenance and assist in the installation of the equipment and machinery. Optiva shall pay Team reasonable compensation for these services as the parties at such time shall agree.

        7. Notices under this Agreement shall be sent to the parties at the following addresses:

               Team Technologies, Inc.
               Attention:  Steve Henrikson
               5949 Commerce Boulevard
               Morristown, TN  37814

               Optiva Corporation
               Attention:  Gerald Brewer
               13222 S.E. 30th Street
               Bellevue, WA  98005

        8. This Agreement shall be construed in accordance with the laws of the State of Tennessee. This Agreement contains the entire understanding between the parties and can only be changed by a written document signed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        WITNESS our hands the 18th day of November, 1997.

TEAM TECHNOLOGIES, INC.                        OPTIVA CORP.



By: /S/ Steve Henrikson                        By: /S/ David Giuliani
   ----------------------------                    -----------------------------

Print name: Steve Henrikson                    Print name: David Giuliani
            -------------------                            ---------------------

Its President                                  Its Pres/CEO
    ---------------------------                    -----------------------------


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
                                                                       EXHIBIT A


DEBTOR:        Team Technologies Inc.

SECURED PARTY: Optiva Corporation

        Optiva Corporation ("Optiva") files this financing statement pursuant to the Uniform Commercial Code as adopted in Washington to advise third parties of Optiva's absolute ownership of its property (the "Property") consisting of: (1) all component parts for the Sonicare(R) toothbrush shipped by or on behalf of Secured Party to Debtor, previously or in the future, (2) custom equipment of the Zaboransky TC-40 end-rounding equipment including, without limitation, all accretions, accessions and related equipment of the Zaboransky TC-40 end-rounding equipment and the custom equipment listed below, (3) custom equipment of the Zaboransky ZT-2000 bristling, end-rounding, and trimming machine, including, without limitation, all accretions, accessions and related equipment of the Zaboransky ZT-2000 and the custom equipment listed below, (4) all Zaboransky equipment purchased by owner that is furnished to Debtor, and accretions, accessions, and related equipment, and (5) all Optiva molds, Optiva tooling or Optiva equipment, previously or in the future, purchased by or furnished to, Debtor, including, without limitation, the items described generally below. However, the filing of this financing statement is not intended to convert the transaction under which Optiva supplies the Property into a security interest, but instead to give notice to all interested parties of Optiva's absolute ownership of the Property. Out of an abundance of caution, Debtor has granted Optiva a security interest in the Property in the event a court of proper jurisdiction should determine the transaction under which Optiva supplied the Property transferred any rights (beyond bare possession) in the Property to Debtor.

GENERAL DESCRIPTION                                OPTIVA ASSET #
-------------------                                --------------
Brush Trimmer, Short Bristle                            1017
Brush Trimmer, Profile                                  1016
OLI Nubbin Installer                                    1085

        Custom equipment of the Zaboransky TC-40 trimming and end-rounding machine as detailed:

        1.     Universal clamping holders.
        2. Quadruplicate stationary sidewise spreading system for perfect end-rounding in five levels.
        3. Sensor system for work holders for positive head/handle positioning.

        4. The 7 additional complete belt sanding units beyond the original 3, which are part of the basic machine.
        5.     Five custom trimming units for the Sonicare 5 level trim.
        6.     Modified high efficiency brush head/handle cleaning station.
        7. Waste and dust exhaust system including efficient motor blower filter.
        8. Complete ionizing unit (anti-static device) for improved brush cleaning.

        Custom equipment of the Zaboransky ZT-2000 bristling, end-rounding and trimming machine as detailed:

        1.     Vibratory bowl feeder.
        2.     Zero degree stapling option.
        3.     KO-6 wild strand removal.
        4.     KO-8 quality control system for end-rounding inspection.
        5.     CNC controlled tufting (pattern control).
        6. CNC controlled triple-color filament and filament bundle feeding and unwrapping.
        7.     Fully automatic brush handle feeding system.
        8.     TC-40 Special Version, for Optiva Brush.
        9.     40 work holders.
        10.    5 trimming units.
        11.    10 rounding units.
        12.    Universal clamping holders.
        13.    Quadruplicate stationary spreading system - 5 levels.
        14.    High efficiency brush head and handle cleaning system.
        15.    Ionizing unit for improved brush cleaning.
        16.    Z1E special fixtures and feeds for Optiva brush.


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